Exhibit 99.1

September 21, 2021

RAVE Restaurant Group, Inc. Reports Fourth Quarter Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the fourth quarter ended June 27, 2021.

Fourth Quarter Highlights:

•	The Company recorded net income of $926 thousand for the fourth quarter of fiscal 2021 compared to net income of $31 thousand for the same period of the prior year.
•	Income before taxes was $892 thousand for the fourth quarter of fiscal 2021 compared to net income before taxes of $32 thousand for the same period of the prior year.
•	Total revenue increased by $0.8 million to $2.4 million for the fourth quarter of fiscal 2021 compared to the same period of the prior year.
•	Pizza Inn domestic comparable store retail sales increased 63% in the fourth quarter of fiscal 2021 compared to the same period of the prior year.
•	Pie Five comparable store retail sales increased 36% in the fourth quarter of fiscal 2021 compared to the same period of the prior year.
•	On a fully diluted basis, net income increased $0.05 per share to $0.05 per share for the fourth quarter of fiscal 2021 compared to net income of $0.00 per share for the same period of the prior year.
•	Cash and cash equivalents increased $1.8 million during the fourth quarter of fiscal 2021 to $8.3 million at June 27, 2021.
•	Pizza Inn domestic unit count finished at 135.
•	Pizza Inn international unit count finished at 32.
•	Pie Five domestic unit count finished at 33.

Annual Highlights:

•	Net income improved by $5.7 million to $1.5 million in fiscal 2021 compared to a net loss of $4.2 million in fiscal 2020.
•	Net income before tax improved by $1.7 million to $1.5 million in fiscal 2021 compared to a loss of $0.2 million in fiscal 2020.
•	Adjusted EBITDA of $2.0 million for fiscal 2021 was a $1.4 million increase from the prior year.
•	On a fully diluted basis, the Company reported net income of $0.09 per share in fiscal 2021 compared to a net loss of $0.28 per share in the prior year.
•	RAVE total domestic comparable store retail sales decreased 2.0% for the 52 weeks ended June 27, 2021 compared to the same period of the prior year.
•	Pizza Inn domestic comparable store retail sales decreased 1.0% for the 52 weeks ended June 27, 2021 compared to the same period of the prior year.
•	Pie Five comparable store retail sales decreased 6.2% for the 52 weeks ended June 27, 2021 compared to the same period of the prior year.
•	Total consolidated revenue decreased by $1.4 million in fiscal 2021 to $8.6 million.
•	Both fiscal 2021 and fiscal 2020 contained 52 weeks.
•	Cash and cash equivalents increased $5.4 million in fiscal 2021 to $8.3 million.

“We are pleased that the heroic efforts of our franchisees and team members have resulted in our fifth consecutive quarter of profitability. Our maniacal focus on cost control and relentless consumer-facing innovation is paying off with improving sales and consistent earnings despite the pandemic and the latest variant,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group. “Our fourth quarter net income of $.9M marks the fifth consecutive quarter of positive income, showing sequential improvement each quarter, in a pandemic, while running a buffet brand. This is RAVE’s best streak of positive income in nearly a decade. While our fourth quarter income includes a one-time PPP loan forgiveness, we are generating positive operating income, have limited leverage and hold more than $8M in cash.”

“In Q4 we capitalized on the category’s hottest trend of stuffed crust by elevating the experience and introducing Pie Five’s Parmesan Crunch Stuffed Crust pizza with a trial-driving value offer. Earlier in the year we introduced our Panzano Pan pizza as well as our Impossible Tuscan meatball,” said Solano. “Pie Five now offers three significant innovations a majority of our fast casual pizza competitors do not: pan pizza, plant-based meat pizza and stuffed crust. We will continue to focus on driving same store sales with innovation and strong operations.”

“Pizza Inn’s core product significantly improved this year with our new garlic butter crust, transition to house-shredded 100% whole-milk mozzarella and our classic house-made dough. This month we introduced our House Pan Pizza with a campaign to highlight the differences between our house-made dough and Pizza Hut’s frozen dough and frozen cheese. We have significant innovation in our pipeline and can’t wait to share them with our customers,” said Solano.

"The financial results for fiscal 2021 underscore the tremendous efforts by our team at RAVE to advance our turnaround despite the many challenges facing the restaurant industry," said Clint Fendley, Chief Financial Officer of RAVE Restaurant Group, Inc. "We increased our cash from operations by $1.8 million and our cash and cash equivalents by $5.4 million, reduced our debt, and posted one of the best years of profitability for RAVE in a decade. We look forward to 2022 as we continue to invest in both brands in order to ignite growth in future periods."

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates, franchises and/or licenses 200 Pie Five Pizza Co. and Pizza Inn restaurants and Pizza Inn Express kiosks domestically and internationally. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space. Pizza Inn Express, or PIE, is developing unique opportunities to provide freshly made pizza from non-traditional outlets. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
REVENUES:	$2,379	$1,617	$8,593	$10,028

COSTS AND EXPENSES:
Cost of sales	35	86	264	439
General and administrative expenses	1,186	920	4,710	5,503
Franchise expenses	612	487	2,394	3,051
Gain on sale of assets	146	(31)	(10)	(24)
Impairment of long-lived assets and other lease charges	-	44	21	880
Bad debt expense	103	14	121	53
Interest expense	23	20	92	95
Depreciation and amortization expense	39	45	167	186
Total costs and expenses	2,144	1,585	7,759	10,183

OTHER INCOME:	-	-	-	-
Gain on forgiveness of PPP loan	(657)	-	(657)	-
Total other income	(657)	-	(657)	-

INCOME (LOSS) BEFORE TAXES	892	32	1,491	(155)
Income tax (benefit) expense	(34)	1	(29)	4,078
NET INCOME (LOSS)	926	31	1,520	(4,233)

INCOME (LOSS) PER SHARE OF COMMON STOCK - BASIC:	$0.05	$0.00	$0.09	$(0.28)

INCOME (LOSS) PER SHARE OF COMMON STOCK - DILUTED:	$0.05	$0.00	$0.09	$(0.28)

Weighted average common shares outstanding - basic	18,005	15,194	17,307	15,144

Weighted average common and potential dilutive common shares outstanding	18,803	15,992	18,105	15,144

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 27, 2021	June 28, 2020

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,330	$2,969
Restricted cash	-	234
Accounts receivable, less allowance for bad debts of $47 and $269, respectively	911	965
Notes receivable, current	901	546
Deferred contract charges, current	35	44
Prepaid expenses and other	196	174
Total current assets	10,373	4,932

LONG-TERM ASSETS
Property, plant and equipment, net	445	366
Operating lease right of use asset, net	2,085	3,567
Intangible assets definite-lived, net	183	155
Notes receivable, net of current portion	52	449
Deferred contract charges, net of current portion	207	231
Deposits and other	-	5
Total assets	$13,345	$9,705

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$644	$446
Accounts payable - lease termination impairments	-	407
Accrued expenses	924	775
Other current liabilities	46	-
Operating lease liability, current	465	632
Short term loan, current	250	-
Convertible notes short term, net of unamortized debt issuance costs and discounts	1,576	-
Deferred revenues, current	626	254
Total current liabilities	4,531	2,514

LONG-TERM LIABILITIES
Convertible notes, net of current portion	-	1,549
PPP loan	-	657
Operating lease liability, net of current portion	1,911	3,471
Deferred revenues, net of current portion	1,170	960
Other long-term liabilities	-	51
Total liabilities	7,612	9,202

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 25,090,058 and 22,550,376 shares, respectively; outstanding 18,004,904 and 15,465,222 shares, respectively	251	225
Additional paid-in capital	37,215	33,531
Accumulated deficit	(7,196)	(8,716)
Treasury stock at cost
Shares in treasury: 7,085,154 and 7,085,154, respectively	(24,537)	(24,537)
Total shareholders’ equity	5,733	503

Total liabilities and shareholders’ equity	$13,345	$9,705

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	June 27, 2021	June 28, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,520	$(4,233)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Impairment of long-lived assets and other lease charges	21	880
Stock compensation expense	80	(104)
Depreciation and amortization	131	145
Amortization of operating right of use assets	569	471
Amortization of debt issue costs	27	29
Gain on the sale of assets	(10)	(24)
Provision for bad debt	7	53
Bad debt on notes receivable	114	-
Gain on forgiveness of PPP loan	(657)	-
Deferred income tax	-	4,060
Changes in operating assets and liabilities:
Accounts receivable	47	132
Notes receivable	(119)	104
Deferred contract charges	33	(6)
Inventories	-	7
Prepaid expenses and other	(22)	167
Deposits and other	5	-
Accounts payable - trade	198	46
Accounts payable - lease termination impairments	(428)	(985)
Accrued expenses	149	(46)
Other current liabilities	46	-
Operating lease liability	(793)	(494)
Deferred revenue	582	(581)
Other long-term liabilities	(51)	(22)
Cash provided by/(used in) operating activities	1,485	(360)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable	47	123
Proceeds from sale of assets	1	-
Purchase of intangible assets definite-lived	(74)	-
Purchase of property, plant and equipment	(212)	(56)
Cash provided by investing activities	(238)	67

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	3,761	357
Equity issuance costs - ATM offering	(131)	(15)
Proceeds from PPP loan	-	657
Short term loan, current	250	-
Cash provided by financing activities	3,880	999

Net increase/(decrease) in cash, cash equivalents and restricted cash	5,127	706
Cash, cash equivalents and restricted cash, beginning of period	3,203	2,497
Cash, cash equivalents and restricted cash, end of period	$8,330	$3,203

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$8,330	$2,969
Restricted cash	-	234
Total cash, cash equivalents and restricted cash	$8,330	$3,203

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$64	$66
Income taxes	$23	$18

Non-cash activities:
Conversion of notes to common shares	$-	$64
Operating lease right of use assets at adoption	$-	$4,150
Operating lease liability at adoption	$-	$4,894
Gain on forgiveness of PPP loan	$657	$-

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
Net income (loss)	$926	$31	$1,520	$(4,233)
Interest expense	23	20	92	95
Income taxes	(34)	1	(29)	4,078
Depreciation and amortization	39	45	167	186
EBITDA	$954	$97	$1,750	$126
Stock compensation expense (income)	41	-	80	(104)
Severance	23	-	23	157
Gain on sale of assets	146	(31)	(10)	(24)
Impairment of long-lived assets and other lease charges	-	44	21	880
Franchisee default and closed store revenue	(16)	(19)	(170)	(606)
Closed and non-operating store costs	36	87	271	137
Adjusted EBITDA	$1,184	$178	$1,965	$566